Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Savings Plan of First NBC Bank Holding Company of our report dated March 31, 2014, with respect to the consolidated financial statements of First NBC Bank Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
New Orleans, LA
November 14, 2014